Exhibit 10.3

                              SETTLEMENT AGREEMENT

         This Settlement Agreement, dated as of December 20, 2004 (this "Agreement"), by and between Integrated BioPharma, Inc., a Delaware corporation ("INB"), and Wolfe Axelrod Weinberger Associates LLC, a New York limited liability company ("WA").

                                    RECITALS

         WHEREAS, INB and WA entered into a Retainer Agreement dated July 18, 2000 (the "Retainer Agreement");


         WHEREAS, INB and WA now desire to settle a dispute that has arisen between them regarding the Retainer Agreement that was the subject of an arbitration proceeding (the "Proceeding") brought by WA and described in an Amended Demand for Arbitration and an Amended Statement of Claim, both dated July 2, 2004; and


         WHEREAS, in connection with INB's and WA's settlement of their dispute, the parties desire to fully document securities that were issued by INB to WA pursuant to the Retainer Agreement, some of the terms of which the parties believe are in need of further clarification and explication.

         NOW THEREFORE, in consideration of the premises above and the agreements herein contained, and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


         Section 1. Termination of Obligations under Prior Agreements; Discontinuance of Claims. This Agreement is intended to supersede in all respects all prior agreements, understandings, disputes and Claims (as hereinafter defined) between the parties such that (i) all prior agreements between the parties are immediately terminated in their entirety and are of no further force and effect and (ii) this Agreement and the Warrant (as defined below) shall be the only agreements in effect between the parties. This Agreement shall be deemed a stipulation of settlement settling the Proceeding and shall, when "SO ORDERED" by the sole appointed Arbitrator, constitute an arbitration award under Article 75 of the New York Civil Practice Law and Rules and the United States Arbitration Act (9 U.S.C. ss.ss. 1, et seq). The parties consent to such action by the sole arbitrator and agree that no other arbitrators need be appointed or qualified. INB waives any objections to jurisdiction in the Proceeding, and both parties consent to the entry of judgment upon such award by either party. All claims in the Proceeding are hereby finally settled and adjudicated with prejudice to both parties and without costs to either party as against the other. WA hereby represents and warrants that neither it nor its counsel has made any filings with the American Arbitration Association in connection with the Proceeding.


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         Section 2. Mutual Releases.

                  (a) Release and Indemnification by WA. WA hereby absolutely, fully and forever releases, waives, relinquishes, and discharges INB and all of its stockholders, directors, officers, employees and agents and their respective successors, predecessors, assigns, affiliates, heirs, executors and administrators (collectively, the "INB Released Parties"), from any and all Claims (as defined below) whatsoever which WA may have had, presently has or in the future may have against the INB Released Parties which arise, have arisen or may hereinafter arise in whole or in part out of or on account of any matter or thing whatsoever occurring on or before the date hereof other than Claims arising out of a breach of this Agreement. By its execution of this Agreement, WA acknowledges and agrees that this Agreement contains a general release, which shall operate to bar it from pursuing any claims against INB in any forum with respect to Claims within the scope of this Section 2. WA hereby agrees to indemnify and hold harmless each of the INB Released Parties against any Claim (including the payment of attorney's fees and costs actually incurred, whether or not litigation is commenced) within the scope of this Section 2, which is asserted by one or more of WA's equity owners, directors, officers, employees and agents and their respective successors, predecessors, assigns, affiliates, heirs, executors and administrators.

                  (b) Release and Indemnification by INB. INB hereby absolutely, fully and forever releases, waives, relinquishes, and discharges WA and all of its equity owners, directors, officers, employees and agents and their respective successors, predecessors, assigns, affiliates, heirs, executors and administrators (collectively, the "WA Released Parties"), from any and all Claims (as defined below) whatsoever which INB may have had, presently has or in the future may have against the WA Released Parties which arise, have arisen or may hereinafter arise in whole or in part out of or on account of any matter or thing whatsoever occurring on or before the date hereof other than Claims arising out of a breach of this Agreement. By its execution of this Agreement, INB acknowledges and agrees that this Agreement contains a general release, which shall operate to bar it from pursuing any claims against WA in any forum with respect to Claims within the scope of this Section 2. INB hereby agrees to indemnify and hold harmless each of the WA Released Parties against any Claim (including the payment of attorney's fees and costs actually incurred, whether or not litigation is commenced) within the scope of this Section 2, which is asserted by one or more of INB's stockholders, directors, officers, employees and agents and their respective successors, predecessors, assigns, affiliates, heirs, executors and administrators.

                  (c) Claims. As used in this Agreement, the terms "Claim" and "Claims" mean any and all manner of action, causes of action, suits, damages (whether general, special or punitive), debts, dues, liabilities, rights, obligations, covenants, contracts, agreements, costs, expenses, losses, attorneys' fees, liens, indemnities, and demands of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, and whether based on contract, tort, statute or other legal or equitable theory of recovery.

                  (d) No Assignment of Claims by WA. WA represents and warrants to each of the INB Released Parties that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, or encumbered or otherwise created an interest in, any claim intended to be released herein. WA hereby agrees to indemnify and hold harmless each of the INB Released Parties against any Claim (including the payment of attorney's fees and costs actually incurred, whether or not litigation is commenced) within the scope of this Section 2, which is asserted by any person or entity purporting to be any transferee or assignee of such claim.

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                  (e) No Assignment of Claims by INB. INB represents and
warrants to each of the WA Released Parties that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, or encumbered or otherwise created an interest in, any claim intended to be released herein. INB hereby agrees to indemnify and hold harmless each of the WA Released Parties against any Claim (including the payment of attorney's fees and costs actually incurred, whether or not litigation is commenced) within the scope of this Section 2, which is asserted by any person or entity purporting to be any transferee or assignee of such claim.


         Section 3. Delivery of Warrant. Concurrently with the execution of this Agreement, INB agrees to execute and deliver to WA a warrant (the "Warrant") to purchase 100,000 shares of INB's common stock, par value $.002 per share (the "Common Stock") in the form attached hereto as Exhibit A. The Warrant is intended to replace and document both the "options" and the "warrants" granted by INB to WA under the Retainer Agreement. The Warrant entitles WA to purchase up to 25,000 shares of Common Stock at an exercise price of $1.75 per share (originally covered by the 2000 warrant grant) and 75,000 shares of Common Stock at an exercise price of $1.37 per share (originally covered by the 2000 option grant), and expires on July 18, 2005 to the extent it is not exercised.


         Section 4. Registration of Securities.

                  (a) Filing and Effectiveness of Registration Statement. Subject to the other provisions of this Section 4, INB shall file, within 15 days after the date hereof, a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the 100,000 shares of Common Stock issuable upon exercise of the Warrant (the "Registrable Shares"). WA acknowledges and agrees that securities other than the Registrable Shares, held by third parties, may be included in the Registration Statement unless the registration thereof delays or can be reasonably expected to delay the effective date of the Registration Statement. INB shall use its commercially reasonable best efforts to (i) have the Registration Statement declared effective by the U.S. Securities and Exchange Commission at the earliest possible date, but no later than within 90 days after the date hereof (the "Effectiveness Deadline"), and (ii) maintain the effectiveness of the Registration Statement until all the Registrable Shares have been sold or are otherwise able to be sold under Rule 144 of the Securities Act. In the event that the Registration Statement is not declared effective by the Effectiveness Deadline, the term of Warrant shall be extended by the number of days equal to the period from the Effectiveness Deadline to the date on which the Registration Statement is declared effective.

                  (b) Expenses. All expenses (other than brokerage fees and applicable transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to this Section 4, including, without limitation, all registration, filing and qualification fees (including, without limitation, registrations or qualifications to allow for the resale of the Registrable Shares under the state securities or blue sky laws as WA reasonably requests), printers' and accounting fees and fees and disbursements of counsel for INB, shall be borne by INB. Further, INB shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any other outside accounting, audit or review costs, liability insurance obtained by INB and the expenses and fees for listing the securities to be registered on the American Stock Exchange pursuant to
Section 4(e).

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                  (c) Indemnification. Each of INB and WA shall indemnify the other party hereto and their respective officers, directors, employees and agents against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) by the indemnifying party (or a selling stockholder obligated to indemnify the indemnifying party) of a material fact contained in any prospectus or other document (including any related registration statement, notification or the like) incident to any registration of the type described in this Section 4, or any omission (or alleged omission) by the indemnifying party to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such indemnified party for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that no party will be eligible for indemnification hereunder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished by such party for use in connection with such registration.

                  (d) Provision of Information by WA. WA shall furnish to INB such information regarding WA and the distribution proposed by it as INB may reasonably request in connection with any registration or offering referred to in this Section 4. WA shall cooperate as reasonably requested by INB in connection with the preparation of the Registration Statement with respect to such registration, and for so long as INB is obligated to file and keep effective such Registration Statement, shall provide to INB, in writing, for use in the Registration Statement, all such information regarding INB and its plan of distribution of the Registrable Shares included in such registration as may be reasonably necessary to enable INB to prepare such Registration Statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                  (e) Listing on American Stock Exchange. INB shall promptly apply for the listing of the Registrable Securities on the American Stock Exchange.

         Section 5. Exercise of Warrant. WA, or any permitted transferee of the Warrant or any part thereof, shall exercise the Warrant in accordance with the procedures set forth in the Warrant.


         Section 6. Lock-Up.

                  (a) Weekly Limit. WA and any other person who becomes an initial beneficial owner of shares of Common Stock upon the exercise in whole or in part of the Warrant (the "Initial Holders") hereby agree not to, directly or indirectly, (i) publicly sell, contract to sell or otherwise transfer any shares of Common Stock beneficially owned by it or (ii) privately sell, contract to sell or otherwise transfer (unless the proposed transferee agrees to be bound by the restrictions on transfer contained herein) any of the shares of Common Stock beneficially owned by it, unless such sale, contract or transfer, together with any such transaction by all other Initial Holders, will not exceed the Weekly Limit. The "Weekly Limit" shall mean, in any calendar week on a non-cumulative basis, the greater of (x) 5,000 shares of Common Stock, or (y) twelve percent (12%) of the average daily volume of the Common Stock during the preceding calendar week; provided, that the Initial Holders shall not be bound by the Weekly Limit in any calendar week in which an executive officer or director of INB sells shares of Common Stock. Each of the Initial Holders shall be jointly and severally liable for breach of this Section 6 by any other Initial Holder, with damages calculated in accordance with subsection (b) below.

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

                  (b) Liquidated Damages. If any Initial Holder shall breach this Section 6, the parties hereto agree that INB shall be entitled to receive from the Initial Holders, and that the Initial Holders shall pay to INB, as liquidated damages (the "Liquidated Damages Payment"), the Net Gain (as defined below), less income taxes, if any, payable on the Net Gain in connection with the transaction(s) that caused the breach of this Section 6, after giving effect to the Initial Holders' payment of the Liquidated Damages Payment. "Net Gain" shall mean the full amount of proceeds received by the Initial Holders in the transaction(s) that caused the breach of this Section 6, net of (i) related transaction costs and (ii) the exercise price actually paid by the Initial Holders upon the exercise of the Warrant attributable to the shares of Common Stock as to which the breach occurred. It is expressly understood and agreed that in the event of a breach of this Section 6, INB's damages would be impossible to ascertain and that the Liquidated Damages Payment constitutes a fair and reasonable amount of compensation in such event.


         Section 7. Confidentiality. The fact that a settlement has been reached in the Proceeding and the terms of this Agreement shall not be disclosed by a party to this Agreement to any third party without the prior written consent of the other party to this Agreement, except that the terms of this agreement may be disclosed to (a) regulatory or taxing authorities, (b) INB's or WA's accountants, attorneys, managers or employees; provided, however, that all such accountants, attorneys, managers and employees are first advised that the disclosure is subject to the confidentiality provisions of this Agreement, and
(c) transferees or proposed transferees, in order to obtain their agreement to be bound hereby, and (d) any other third party if required by any law, court order, rule or regulation in the opinion of counsel for INB or WA. The terms of this Agreement may also be disclosed by INB or WA in any action or proceeding to enforce the terms of this Agreement.


         Section 8. Notices. Except as expressly provided otherwise in this Agreement, any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be either: (i) delivered personally to the party to be notified, (ii) delivered by a reputable international courier service to the party to be notified, or (iii) transmitted by facsimile to the party to be notified, as follows:

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


                           If to INB:

                           Eric Friedman
                           Vice President and Chief Financial Officer
                           Integrated BioPharma, Inc.
                           225 Long Avenue
                           Hillside, New Jersey 07205
                           Facsimile:  (973) 926-1735

                           with copies to:

                           Robert B. Kay, Esq.
                           c/o Gerschel & Co., Inc.
                           720 Fifth Avenue
                           New York, New York 10019
                           Facsimile: (212) 246-8331

                           and

                           Andrew H. Abramowitz, Esq.
                           Greenberg Traurig, LLP
                           200 Park Avenue
                           New York, New York 10166
                           Facsimile: (212) 805-5552

                           If to WA:

                           Stephen D. Axelrod, Managing Member
                           Wolfe Axelrod Weinberger Associates, LLC
                           317 Madison Avenue--Suite 515
                           New York, NY  10017
                           Facsimile: (212) 370-4505

                           with a copy to:

                           Donald Weinberger, Managing Member
                           Wolfe Axelrod Weinberger Associates, LLC
                           317 Madison Avenue--Suite 515
                           New York, NY  10017
                           Facsimile: (212) 370-4505

                           and to:

                           Barry J. Bendes, Esq.
                           Wolf, Block, Schorr & Solis-Cohen LLP
                           250 Park Avenue
                           New York, New York 10177
                           Facsimile:  (212) 986-0604

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

Any such notice shall be deemed to have been given as of the earlier of: (a) the date of actual receipt of such notice, or (b) the third business day after such notice is delivered to an international courier service for next business day delivery to the party to be notified, or (c) the date of the confirmed transmission of any notice by facsimile. Any party to this Agreement may designate a different address or facsimile number to which notices are to be sent to such party by notifying all other parties to this Agreement as to such different address or facsimile number in the manner set forth above in this Section. Counsel for a party may issue notices on behalf of the party.


         Section 9. Costs and Expenses. Except as provided above, each party hereto will bear its own legal fees and other costs and expenses incurred in connection with the negotiation, execution and consummation of the transactions contemplated hereby.


         Section 10. Waiver and Amendment. This Agreement and any exhibits hereto may not be changed, waived or modified except by a written instrument signed by the party against which enforcement is sought, which by its terms makes specific reference to this Agreement.


         Section 11. Governing Law; Jurisdiction. This Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that might cause the application of any other law. The parties hereto hereby irrevocably agree that any suit, action or other legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, shall be brought only in the United States District Court located in the Southern District of New York. Each party consents to the jurisdiction of such courts and agrees not to seek to transfer any proceeding out of such Court on the basis of lack of jurisdiction or inconvenient forum.


         Section 12. Further Assurances. The parties hereto shall execute and deliver such further documents and do such further acts as any party hereto shall reasonably request in order to assure and confirm to the parties hereto the rights hereby created or to facilitate the full performance of the terms of this Agreement and any exhibits hereto.


         Section 13. Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


         Section 14. Survival. All covenants, agreements, undertakings and releases contained in this Agreement and any exhibits hereto shall survive indefinitely.

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

         Section 15. Entire Agreement. This Agreement and any exhibits hereto constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto relating to the subject matter hereof.


         Section 16. Illegality. The illegality or unenforceability of any provisions of this Agreement or any exhibits hereto shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof. In lieu of any illegal or unenforceable provision hereof or thereof, the parties hereto agree to the substitution of a legal or enforceable provision as similar in terms to such illegal or unenforceable provision as may be possible.

         Section 17. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all of which shall constitute one and the same agreement. Telephone facsimile transmission or digital transmission of counterpart originally executed documents shall constitute delivery of the originally-executed documents and shall be binding upon the party transmitting the same.


                            [Signature Page Follows]

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                              INTEGRATED BIOPHARMA, INC.


                              By: /s/ Eric Friedman
                              ---------------------
                              Name:  Eric Friedman
                              Title:  Vice President and Chief Financial Officer



                              WOLFE AXELROD WEINBERGER ASSOCIATES LLC

                              By: /s/ Stephen D. Axelrod
                              --------------------------
                              Name:  Stephen D. Axelrod
                              Title:  Managing Director

                                    Exhibit A

                                 Form of Warrant